UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

ORION GROUP HOLDINGS, INC.
*f/k/a Orion Marine Group, Inc.*
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 8.01 Other Events

SIGNATURES

EXHIBITS INDEX

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 19, 2016, the Board of Directors (the "Board") of Orion Marine Group, Inc. (the "Company") approved a change in the Company's name to Orion Group Holdings, Inc. (the "Name Change"), to better reflect the Company's operating profile, following the August 2015 acquisition of a commercial concrete construction company.

The Company filed an amendment to its Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware on May 20, 2016 to implement the Name Change, which became effective as of May 20, 2016.

In addition, the Board adopted an amendment to its Amended and Restated Bylaws (the "Bylaw Amendment") to reflect the Name Change, which is also effective as of May 20, 2016.

The Company's common stock will continue to trade on the New York Stock Exchange under the symbol "ORN", and its CUSIP number will not change.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment and the Bylaw Amendment, copies of which are attached hereto as Exhibit 3.1 and 3.2, respectively, and each of which is incorporated herein by reference.

Item 8.01    Other Events

On May 24, 2016, Orion Marine Group, Inc. (the "Company") issued a press release announcing its name change from Orion Marine Group, Inc. to Orion Group Holdings, Inc.

A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference herein. The information contained on or that can be accessed through our website is not incorporated in and is not part of this filing.
The information in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or as otherwise subject to liability of that section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: May 24, 2016	By:	/s/ Christopher J. DeAlmeida
Vice President & Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation
3.2	Amendment to Amended and Restated Bylaws
99.1	Press release of Orion Group Holdings, Inc. dated May 24, 2016